UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2012

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia		31833
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Salary Continuation Plans with Robert Johnson, Lee Washam and Curt Kollar.   In connection with the execution of the Supplemental Executive Retirement Plan Agreements  (“SERPs”) discussed below, the existing Salary Continuation Plans between Charter Bank (the “Bank”) and each of the named executive officers of Charter Financial Corporation (the “Company”), Messrs. Robert Johnson, Lee Washam and Curt Kollar, were frozen on September 25, 2012, so that no further benefits will accrue under said plans.  The Salary Continuation Plans were frozen in connection with the adoption of the SERPs in an effort to lower the costs to the Company.  The Bank is the wholly-owned subsidiary of the Company.

Supplemental Executive Retirement Plan Agreements with Robert Johnson, Lee Washam and Curt Kollar.  On September 25, 2012, the Bank entered into Supplemental Executive Retirement Plan Agreements (“SERPs”) with each of its named executive officers (referred to herein as the “executives”).  The SERPs provide supplemental retirement benefits to the executives under certain circumstances, including at normal retirement (retirement after the later of age 65 (age 60 in the case of Mr. Washam) and 10 years of service) or early retirement (retirement after the later of age 62 (age 57 in the case of Mr. Washam) and 10 years of service), disability or following a change in control.   The executive is also entitled to a death benefit under the SERP.  The terms “disability” and “change in control” are defined in the SERPs in accordance with Section 409A of the Internal Revenue Code.  The Bank has purchased annuity contracts and income riders to informally fund the benefits promised under the SERPs.  The income rider generally increases the benefit payable at early or normal retirement age or upon disability by supplementing the amount paid from the executive’s account balance, provided that the income rider is maintained until distributions commence.

Upon normal retirement or early retirement, an executive will receive a benefit in the form of a single life annuity, in an amount determined under the income rider.  If the executive becomes disabled prior to normal retirement age, the Bank will continue to make contributions and interest credits to the SERP in accordance with Schedule A to the executive’s SERP, and a disability benefit in the form of a single life annuity will be paid to the executive commencing at normal retirement age.  If a change in control of the Bank or the company occurs prior to the executive’s separation from service, the executive will be entitled to the payment of a benefit equal to the cash surrender value of the annuity contract plus any surrender charge (as defined in the annuity contract) determined as of the date of the change in control and payable in a lump sum within 30 days of the change in control.  The Bank may assign the annuity contract and income rider to the executive in satisfaction of the benefit payable upon a change in control.  If the executive is a specified employee of a publicly traded company, then to the extent applicable, payments to the executive will be delayed for six months from the executive’s date of separation from service.  Any payments so delayed will be held and paid to the executive in a lump sum within five business days after the end of the six month period and the remainder of the payments will be paid in the manner specified in the SERP.

If an executive dies prior to retirement or other separation from service, the executive’s beneficiary will receive the executive’s account balance paid in 180 equal monthly installments, beginning on the first day of the month following submission of proof of claim substantiating the executive’s death.  If an executive dies after separation from service while eligible for or receiving an early or normal retirement benefit or a disability benefit, the executive’s beneficiary will be entitled to the executive’s remaining account balance under the SERP, payable in a lump sum within 30 days after submission of proof of claim substantiating the executive’s death.

The foregoing description of the SERPs with each of Messrs. Robert Johnson, Lee Washam and Curt Kollar is qualified in its entirety by reference to the Supplemental Executive Retirement Plan Agreements that are attached hereto as Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K, and incorporated by reference into this Item 5.02.  In addition, the Bank and the Company have attached as Exhibit 10.4 a Projected Benefit Schedule to the SERPs.

 Amendments to CharterBank Split Dollar Agreements with Robert Johnson, Lee Washam and Curt Kollar.  On September 25, 2012, we also amended certain Split Dollar Agreements between the Bank and each of Messrs. Johnson, Washam and Kollar which were entered into in 2010 (“2010 Split Dollar Agreements”), to increase the death benefits payable to each executive in the event of their pre- or post-retirement death (prior agreements provided for death benefits of $100,000 per executive).  The 2010 Split Dollar Agreements with Messrs. Johnson, Washam and Kollar provided for a death benefit payable to the executives’ beneficiaries if death occurred while employed and prior to age 80, by $2,000,000, $1,000,000 and $500,000, respectively, or, if less, the net amount at risk under the policy. If death occurred after termination of service, the death benefit would be equal to 25% of the “net amount at risk.”  For these purposes, the net amount at risk is the difference between the death benefit payable under the policy and the cash value of the policy.  The amendments increase the death benefit payable under the 2010 Split Dollar Agreements” by the amounts set forth in Schedule A to the amendments.

The foregoing description of the amendments to the Split Dollar Agreements with each of Messrs. Johnson, Washam and Kollar is qualified in its entirety by reference to the amendments that are attached hereto as Exhibits 10.5, 10.6 and 10.7 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Supplemental Executive Retirement Plan Agreement for Robert Johnson

Exhibit 10.2	Supplemental Executive Retirement Plan Agreement for Lee Washam

Exhibit 10.3	Supplemental Executive Retirement Plan Agreement for Curt Kollar

Exhibit 10.4	Projected Benefit Schedule for Supplemental Executive Retirement Plan Agreements

Exhibit 10.5	Amendment to the CharterBank Split Dollar Agreement for Robert Johnson

Exhibit 10.6	Amendment to the CharterBank Split Dollar Agreement for Lee Washam

Exhibit 10.7	Amendment to the CharterBank Split Dollar Agreement for Curt Kollar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)

Date: October 1, 2012	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Chief Financial Officer